Exhibit (a)(1)(F)

WEIGHT WATCHERS INTERNATIONAL, INC.

OFFER TO PURCHASE FOR CASH

UP TO $720,000,000 IN VALUE OF SHARES OF ITS COMMON STOCK

AT A PURCHASE PRICE NOT GREATER THAN $83.00

NOR LESS THAN $72.00 PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, MARCH 22, 2012, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

February 23, 2012

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated February 23, 2012 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the Offer by Weight Watchers International, Inc., a Virginia corporation (“Weight Watchers” or the “Company”), to purchase for cash up to $720,000,000 in value of shares of its common stock, no par value per share (the “Shares”), at a purchase price of not greater than $83.00 nor less than $72.00 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer. Unless the context requires otherwise, all references to Shares shall refer to the shares of common stock, no par value per share, of Weight Watchers. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, Weight Watchers will determine a single per Share price, not greater than $83.00 nor less than $72.00 per Share, that it will pay for Shares properly tendered and not properly withdrawn from the Offer, taking into account the number of Shares tendered and the prices specified by tendering shareholders. Weight Watchers will select the single lowest price (in multiples of $0.25) (the “Purchase Price”) that will allow it to purchase $720,000,000 in value of Shares (or a lower amount if not enough Shares are properly tendered and not properly withdrawn to allow it to purchase $720,000,000 in value of Shares). Weight Watchers will purchase all Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn upon the terms and subject to the conditions set forth in the Offer, including the provisions relating to “odd lot” tenders, proration and conditional tenders described in the Offer to Purchase. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration or conditional tenders will be returned at the Company’s expense to the shareholders who tendered such Shares promptly after the Expiration Date (as defined in Section 1 of the Offer to Purchase).

Weight Watchers expressly reserves the right, in its sole discretion, to purchase additional Shares subject to applicable law and the terms of the Purchase Agreement with Artal Holdings Sp. z o.o., Succursale de Luxembourg. See Section 1 of the Offer to Purchase.

If the number of Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date is less than or equal to $720,000,000 in value of Shares, the Company will, subject to applicable law and upon the terms and subject to the conditions of the Offer, purchase all shares so tendered at the Purchase Price.

As described in the Offer to Purchase, if more than $720,000,000 in value of Shares, or such greater value of Shares as Weight Watchers may elect to purchase, subject to applicable law and the terms of the Purchase Agreement, are properly tendered and not properly withdrawn, Weight Watchers will purchase Shares in the following order of priority:

First, Weight Watchers will purchase all Odd Lots of less than 100 Shares at the Purchase Price from shareholders who properly tender all of their Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Date (tenders of less than all of the Shares owned, beneficially or of record, by such Odd Lot Holder will not qualify for this preference); second, after purchasing all the Odd Lots that were properly tendered at or below the Purchase Price, subject to the conditional tender provisions described in Section 6, Weight Watchers will purchase Shares at the Purchase Price from all other holders who properly tender Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Date (except for shareholders who tendered Shares conditionally for which the condition was not satisfied), on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until Weight Watchers has acquired $720,000,000 in value of Shares; and third, only if necessary to permit Weight Watchers to purchase $720,000,000 in value of Shares (or such greater value of Shares as Weight Watchers may elect to purchase, subject to applicable law and the terms of the Purchase Agreement), Weight Watchers will purchase Shares at the Purchase Price from shareholders who have properly tendered Shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have properly tendered all of their Shares and not properly withdrawn them before the Expiration Date.

Therefore, Weight Watchers may not purchase all of the Shares that you tender even if you tender them at or below the Purchase Price. See Sections 1 and 6 of the Offer to Purchase.

WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. Shares may be tendered at a price not greater than $83.00 nor less than $72.00 per Share or at the price determined pursuant to the Offer, as indicated in the attached Instruction Form, net to the seller in cash, less any applicable withholding taxes and without interest.

2. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, March 22, 2012, unless the Offer is extended by Weight Watchers.

3. The Offer is not conditioned on any minimum number of Shares being tendered. However, the Offer is subject to other conditions, including the Financing Condition. See Section 7 of the Offer to Purchase.

4. The Offer is for $720,000,000 in value of Shares which, depending on the Purchase Price determined in the Offer, constitutes approximately 11.8% to 13.6% of the Company’s outstanding Shares as of February 13, 2012.

5. None of Weight Watchers, its Board of Directors, the Dealer Managers, the Information Agent or the Depositary makes any recommendation to you as to whether to tender or refrain from tendering your Shares or as to the price or prices at which you may choose to tender them. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender and the price or prices at which you will tender them. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the purposes and effects of the Offer. Artal Holdings Sp. z o.o., Succursale de Luxembourg has agreed to sell Shares to Weight Watchers following the successful completion of the Offer pursuant to the Purchase Agreement, as described in the Offer to Purchase.

6. The Purchase Price will be paid net to the tendering shareholders in cash, less any applicable withholding taxes and without interest, for all Shares purchased. Tendering shareholders who hold Shares registered in their own name and who tender their Shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in the Offer to Purchase, stock transfer taxes on the purchase of Shares by Weight Watchers in the Offer. Shareholders holding Shares in a brokerage account or otherwise through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult their brokers or such other nominees to determine whether transaction costs may apply if shareholders tender Shares through such brokers or other nominees and not directly to the Depositary.

If you wish to have us tender any or all of your Shares, please instruct us by completing, executing, detaching and returning the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

Please forward your Instruction Form(s) to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of the Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Shares residing in any jurisdiction within the United States in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of that jurisdiction. Weight Watchers International, Inc. may, in its discretion, take such action as it deems necessary to make the Offer to holders of Shares in such jurisdiction. In those jurisdictions where applicable laws require that the Offer be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Weight Watchers International, Inc. by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Weight Watchers International, Inc.

INSTRUCTIONS FORM

With Respect to the Offer by

WEIGHT WATCHERS INTERNATIONAL, INC.

to Purchase for Cash Up to $720,000,000 in Value of Shares

of its Common Stock, No Par Value Per Share,

at a Purchase Price Not Greater Than $83.00 Nor Less Than $72.00 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 23, 2012, and the related Letter of Transmittal (which together, as they may be supplemented or amended from time to time, constitute the “Offer”) in connection with the Offer by Weight Watchers International, Inc., a Virginia corporation (“Weight Watchers”), to purchase for cash up to $720,000,000 in value of shares of its common stock, no par value per share (the “Shares”), at a price not greater than $83.00 nor less than $72.00 per Share, net to the seller in cash, less any applicable withholding taxes and without interest. Unless the context requires otherwise, all references to Shares shall refer to the shares of common stock, no par value per share, of Weight Watchers.

This Instructions Form will instruct you to tender to Weight Watchers the number of Shares indicated below or, if no number is indicated below, all Shares which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES BEING TENDERED HEREBY:              SHARES*

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

(See Instruction 5 of the Letter of Transmittal)

☐	The undersigned wishes to maximize the chance of having Weight Watchers purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price determined by Weight Watchers pursuant to the Offer. Note that this election may lower the Purchase Price paid for all purchased Shares in the Offer and could result in the tendered Shares being purchased at the minimum price of $72.00 per Share.

— OR—

SHARES TENDERED AT A PRICE DETERMINED BY SHAREHOLDER

(See Instruction 5 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by Weight Watchers will be purchased at the Purchase Price. A shareholder who wishes to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $72.00	☐	$73.00	☐	$74.00	☐	$75.00	☐	$76.00	☐	$77.00	☐	$78.00	☐	$79.00	☐	$80.00	☐	$81.00	☐	$82.00
☐ $72.25	☐	$73.25	☐	$74.25	☐	$75.25	☐	$76.25	☐	$77.25	☐	$78.25	☐	$79.25	☐	$80.25	☐	$81.25	☐	$82.25
☐ $72.50	☐	$73.50	☐	$74.50	☐	$75.50	☐	$76.50	☐	$77.50	☐	$78.50	☐	$79.50	☐	$80.50	☐	$81.50	☐	$82.50
☐ $72.75	☐	$73.75	☐	$74.75	☐	$75.75	☐	$76.75	☐	$77.75	☐	$78.75	☐	$79.75	☐	$80.75	☐	$81.75	☐	$82.75
																			☐	$83.00

ODD LOTS

(See Instruction 15 of the Letter of Transmittal)

This section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐	By checking this box, the undersigned represents that the undersigned owns, whether beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those Shares.

In addition, the undersigned is tendering shares either (check one box):

☐	at the Purchase Price, as the same will be determined by Weight Watchers in accordance with the terms of the Tender Offer (persons checking this box need not indicate the price per Share above); or

☐	at the price per Share indicated above in the section captioned “Shares Tendered at a Price Determined by Shareholder.”

CONDITIONAL TENDER

A tendering shareholder may condition his or her tender of Shares upon Weight Watchers purchasing a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by Weight Watchers pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Each shareholder is urged to consult with his or her own financial tax advisor with respect to the advisability of making a conditional offer before completing this section. No assurances can be provided that a conditional tender will achieve the intended United States federal income tax result for any shareholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Weight Watchers may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

SIGN HERE

Account Number:

Signature(s):

Print Name(s):

Address(es):

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

Date: